Exhibit 99.2
BXP ANNOUNCES FIRST QUARTER 2026 RESULTS
Exceeded the Midpoint of Guidance for Q1; Executed More Than 1.1 Million SF of Leases in Q1; Increased Total Portfolio Occupancy by 70 Basis Points; More Than 1.4 Million Square Feet of Leasing Scheduled to Commence Through the End of 2026

BOSTON, MA, April 28, 2026 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

•Revenue increased 0.8% to $872.1 million for the quarter ended March 31, 2026, compared to $865.2 million for the quarter ended March 31, 2025.

•Net income attributable to BXP, Inc. of $101.6 million, or $0.64 per diluted share (EPS), for the quarter ended March 31, 2026, compared to $61.2 million, or $0.39 per diluted share, for the quarter ended March 31, 2025.

◦EPS exceeded the midpoint of BXP’s guidance by $0.31 per diluted share primarily due to gains on sales recognized in connection with the disposition activity completed in the first quarter.

•Funds from Operations (FFO) of $252.2 million, or $1.59 per diluted share, for the quarter ended March 31, 2026, compared to FFO of $260.6 million, or $1.64 per diluted share, for the quarter ended March 31, 2025.

◦FFO for the first quarter exceeded the midpoint of BXP’s guidance by $0.02 primarily due to portfolio outperformance.
Guidance
BXP provided guidance for second quarter 2026 EPS of $0.44 - $0.46 and FFO of $1.69 - $1.71 per diluted share, and updated guidance for full year 2026 EPS of $2.15 - $2.29 and FFO of $6.90 - $7.04 per diluted share.

The midpoint of full year 2026 guidance for EPS increased by $0.04 per diluted share primarily due to gains on sales recognized in connection with the disposition activity and better-than-projected portfolio performance.

The midpoint of full year 2026 guidance for FFO increased by $0.01 per diluted share primarily due to better-than-projected portfolio performance.

See “EPS and FFO per Share Guidance” below.
Leasing & Occupancy
•Executed 68 leases in the first quarter totaling more than 1.1 million square feet with a weighted-average lease term of 8.7 years. Notable leasing includes:

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◦approximately 140,000 square feet of leases at 360 Park Avenue South in New York City, NY, bringing the leased percentage of the building to 90%, and
◦approximately 104,000 square feet of leases at 680 Folsom Street in San Francisco, CA, bringing the leased percentage of the building to 92%.

•For the first quarter, BXP’s CBD portfolio of premier workplaces was 89.9% occupied and 93.4% leased (including vacant space for which we have signed leases that have not yet commenced revenue recognition in accordance with GAAP). Approximately 90.0% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s total portfolio occupancy for the first quarter was 87.4%, an increase of 70 basis points from Q4 2025. Total portfolio leased percentage was 90.9% (including vacant space for which we have signed leases that have not yet commenced revenue recognition in accordance with GAAP), an increase of 150 basis points from Q4 2025. The spread between leased and occupied square footage has grown to 350 basis points, representing approximately 1.6 million square feet of leases yet to commence, of which approximately 90% is expected to commence throughout 2026, consistent with the trajectory outlined at our Investor Day in September 2025.
Transactions
•Consistent with the strategic asset sales plan outlined at our Investor Day, BXP has generated approximately $1.2 billion of aggregate net proceeds from completed asset sales to date, including approximately $180.0 million since our last earnings call on January 28, 2026, further enhancing balance sheet flexibility and supporting our capital needs and strategic priorities.

◦During the first quarter, we completed the sales of North First Business Park in San Jose, CA, a land parcel in Rockville, MD, The Lofts at Atlantic Wharf in Boston, MA, and BXP’s ownership interest in each of Gateway Commons in South San Francisco, CA and 7750 Wisconsin Avenue in Bethesda, MD. The aggregate gross proceeds of these residential, land and non-strategic office sales totaled approximately $495.7 million, resulting in net proceeds of approximately $339.0 million and gains on sales of real estate and our investment in joint ventures of $54.7 million, in each case based on BXP’s share.

EPS and FFO per Share Guidance:

BXP’s guidance for the second quarter and full year 2026 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions not under contract as of the date hereof, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the

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potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Second Quarter 2026		Full Year 2026
	Low	High	Low	High
Projected EPS (diluted)	$0.44	$0.46	$2.15	$2.29
Add:
Projected Company share of real estate depreciation and amortization	1.29	1.29	5.10	5.10
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	(0.04)	(0.04)	(0.35)	(0.35)
Projected FFO per share (diluted)	$1.69	$1.71	$6.90	$7.04

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended March 31, 2026. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, April 29, 2026 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter results and earnings guidance, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register-conf.media-server.com/register/BI2c9150dbdfd1462e81d510e93738b5eb to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s first quarter 2026 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 55 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). As of March 31, 2026, including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 50.4 million square feet and 164 properties, including six properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the

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forward-looking statements. These factors include, without limitation, the risks and uncertainties related to adverse changes in general economic and capital market conditions, including continued inflation, elevated interest rates, supply chain disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, sustained changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of adverse political conditions, including policy changes by the U.S. Government, such as the direct and indirect negative impacts that new and increased tariffs may have on (1) our current and prospective clients and their demand for office space and (2) the costs and availability of construction materials and the economic returns on our construction and development activities, and prolonged government shutdowns or disruptions, the impact of geopolitical conflicts, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2026	December 31, 2025
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$26,256,207	$26,248,130
Construction in progress	1,626,073	1,475,257
Land held for future development	493,212	518,492
Right of use assets - finance leases	372,476	372,470
Right of use assets - operating leases	321,030	325,841
Less: accumulated depreciation	(8,170,334)	(8,040,311)
Total real estate	20,898,664	20,899,879
Cash and cash equivalents	512,783	1,478,206
Cash held in escrows	68,471	79,060
Investments in securities	42,072	44,614
Tenant and other receivables, net	90,137	92,625
Note receivable, net	10,071	9,373
Related party note receivables, net	31,447	28,346
Sales-type lease receivable, net	15,921	15,672
Accrued rental income, net	1,558,226	1,538,515
Deferred charges, net	830,917	847,690
Prepaid expenses and other assets	188,819	108,105
Investments in unconsolidated joint ventures	854,722	999,309
Assets held for sale	—	24,770
Total assets	$25,102,250	$26,166,164
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,280,639	$4,280,067
Unsecured senior notes, net	8,808,674	9,806,100
Unsecured exchangeable senior notes, net	977,387	976,263
Unsecured line of credit	—	—
Unsecured term loans, net	797,309	797,053
Unsecured commercial paper	750,000	750,000
Lease liabilities - finance leases	357,039	360,039
Lease liabilities - operating leases	387,481	389,213
Accounts payable and accrued expenses	418,443	480,017
Dividends and distributions payable	124,018	123,753
Accrued interest payable	124,068	125,345
Other liabilities	352,813	386,074
Total liabilities	17,377,871	18,473,924

Commitments and contingencies	—	—
Redeemable deferred stock units	6,058	7,538
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 158,754,863 and 158,627,198 issued and 158,675,963 and 158,548,298 outstanding at March 31, 2026 and December 31, 2025, respectively	1,587	1,585
Additional paid-in capital	6,843,822	6,836,243
Dividends in excess of earnings	(1,684,492)	(1,674,995)
Treasury common stock at cost, 78,900 shares at March 31, 2026 and December 31, 2025	(2,722)	(2,722)
Accumulated other comprehensive loss	(6,082)	(12,921)
Total stockholders’ equity attributable to BXP, Inc.	5,152,113	5,147,190
Noncontrolling interests:
Common units of the Operating Partnership	583,922	566,563
Property partnerships	1,982,286	1,970,949
Total equity	7,718,321	7,684,702
Total liabilities and equity	$25,102,250	$26,166,164

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2026	2025
	(in thousands, except for per share amounts)
Revenue
Lease	$818,156	$811,102
Parking and other	30,814	30,242
Hotel	9,101	9,597
Development and management services	9,207	9,775
Direct reimbursements of payroll and related costs from management services contracts	4,870	4,499
Total revenue	872,148	865,215
Expenses
Operating
Rental	344,082	331,578
Hotel	7,982	7,565
General and administrative	59,341	52,284
Payroll and related costs from management services contracts	4,870	4,499
Transaction costs	129	768
Depreciation and amortization	227,967	220,107
Total expenses	644,371	616,801
Other income (expense)
Income (loss) from unconsolidated joint ventures	35,413	(2,139)
Gains on sales of real estate	13,402	—
Loss on sales-type lease	—	(2,490)
Interest and other income (loss)	8,885	7,750
Losses from investments in securities	(566)	(365)
Unrealized gain (loss) on non-real estate investments	188	(483)
Loss from early extinguishment of debt	—	(338)
Interest expense	(152,093)	(163,444)
Net income	133,006	86,905
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(19,869)	(18,749)
Noncontrolling interest—common units of the Operating Partnership	(11,561)	(6,979)
Net income attributable to BXP, Inc.	$101,576	$61,177
Basic earnings per common share attributable to BXP, Inc.
Net income	$0.64	$0.39
Weighted average number of common shares outstanding	158,555	158,202
Diluted earnings per common share attributable to BXP, Inc.
Net income	$0.64	$0.39
Weighted average number of common and common equivalent shares outstanding	159,056	158,632

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended March 31,
	2026	2025
	(in thousands, except for per share amounts)
Net income attributable to BXP, Inc.	$101,576	$61,177
Add:
Noncontrolling interest - common units of the Operating Partnership	11,561	6,979
Noncontrolling interests in property partnerships	19,869	18,749
Net income	133,006	86,905
Add:
Depreciation and amortization expense	227,967	220,107
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(20,871)	(20,464)
Company’s share of depreciation and amortization from unconsolidated joint ventures	13,506	17,327
Corporate-related depreciation and amortization	(567)	(716)
Non-real estate related amortization	2,131	2,130
Loss on sales-type lease	—	2,490
Less:
Gains on sales of real estate	13,402	—
Gains on sales included within income (loss) from unconsolidated joint ventures	41,233	—
Unrealized gain (loss) on non-real estate investments	188	(483)
Noncontrolling interests in property partnerships	19,869	18,749
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	280,480	289,513
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	28,244	28,922
Funds from operations attributable to BXP, Inc.	$252,236	$260,591
BXP, Inc.’s percentage share of funds from operations - basic	89.93%	90.01%
Weighted average shares outstanding - basic	158,555	158,202
FFO per share basic	$1.59	$1.65
Weighted average shares outstanding - diluted	159,056	158,632
FFO per share diluted	$1.59	$1.64

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	March 31, 2026	December 31, 2025	March 31, 2026	December 31, 2025
Boston	97.3%	97.6%	98.7%	98.6%
Los Angeles	87.2%	86.5%	88.5%	87.0%
New York	86.8%	86.2%	94.2%	92.1%
San Francisco	82.7%	81.9%	86.3%	84.4%
Seattle	80.7%	79.8%	82.3%	81.3%
Washington, DC	91.3%	92.4%	93.1%	94.2%
CBD Portfolio	89.9%	89.8%	93.4%	92.5%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	March 31, 2026	December 31, 2025	March 31, 2026	December 31, 2025
Boston	92.4%	91.9%	94.3%	93.1%
Los Angeles	87.2%	86.5%	88.5%	87.0%
New York	84.4%	83.8%	91.1%	89.4%
San Francisco	79.7%	77.0%	82.9%	79.2%
Seattle	80.7%	79.8%	82.3%	81.3%
Washington, DC	90.6%	91.7%	92.7%	93.8%
Total Portfolio	87.4%	86.7%	90.9%	89.4%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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